EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in
Post-Effective Amendment No. 6 to the Registration Statement (Form S-2, No.
333-70753) and related Prospectus of B.F. Saul Real Estate Investment Trust for
the registration of $70,704,000 in unsecured notes and to the incorporation by reference therein of our report dated November 15, 2002, with respect to the consolidated financial statements and schedules of B.F. Saul Real Estate
Investment Trust included in its Annual Report (Form 10-K) for the year ended
September 30, 2002, filed with the Securities and Exchange Commission.

Ernst & Young LLP

McLean, Virginia
December 12, 2002